Exhibit 99.1

908 Devices Appoints Michele M. Leonhart, Former Administrator of the United States Drug Enforcement Administration (DEA), to its Board of Directors

BOSTON, June 25, 2024 – 908 Devices Inc. (Nasdaq: MASS), a pioneer of purpose-built handheld and desktop devices for chemical analysis, has appointed Michele M. Leonhart, the former Administrator of the United States Drug Enforcement Administration (DEA), to serve on its Board of Directors effective immediately.

Ms. Leonhart brings a deep understanding of our customers in law enforcement and adjacent markets. Her 34-year career in the DEA encompassed various positions with increasing levels of responsibility, including Special Agent in Charge of the Los Angeles Field Division from 1998 to 2003, Deputy Administrator (nominated by President Bush) from 2003 to 2007, Acting Administrator from 2007 to 2010, and Administrator (nominated by President Obama) from 2010 to 2015. As the highest-ranking executive in the DEA from 2007 to 2015, Ms. Leonhart was responsible for leading the $2.4 billion global drug enforcement, intelligence, laboratory, administrative, and regulatory operations of the agency’s 227 domestic and 86 foreign offices and directed day-to-day operations and oversight of over 9,000 employees. Ms. Leonhart retired from the DEA in 2015 and has served on the Board of Directors of the non-profit D.A.R.E America / D.A.R.E. International since 2015, and as its Board Chair since 2018.

“I am delighted to welcome Michele to 908 Devices’ Board of Directors,” said Kevin Hrusovsky, Chairman of 908 Devices. “Michele brings extensive government knowledge and experience on drug interdiction, from local to federal levels, and importantly, is a passionate advocate for the prevention of substance abuse in children and young adults.”

“I am honored to join the Board of Directors for 908 Devices,” said Ms. Leonhart. “I look forward to working with the Company’s talented leadership team as they further their efforts in providing law enforcement personnel with devices that rapidly identify illicit drugs to keep our communities safe.”

“I am very excited to have Michele join us at this juncture in our company’s growth,” said Kevin J. Knopp, CEO and co-founder of 908 Devices. “We recently expanded our forensics technology portfolio with the acquisition of RedWave Technology, and Michele’s wealth of experience will support our efforts to further penetrate the forensics market.”

About 908 Devices

908 Devices Inc. (Nasdaq: MASS) is revolutionizing chemical analysis with its simple handheld and desktop devices, addressing life-altering applications. The Company’s devices are used at the point-of-need to interrogate unknown and invisible materials and provide quick, actionable answers to directly address some of the most critical problems in bioprocessing, pharma/biopharma, forensics, life sciences research and adjacent markets. The Company is headquartered in the heart of Boston, where it designs and manufactures innovative products that bring together the power of complementary analytical technologies, microfluidic sampling and separations, software automation, and machine learning. For more information, visit www.908devices.com.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including the risks outlined under “Risk Factors” and elsewhere in the Company’s filings with the Securities and Exchange Commission which are available on the SEC’s website at www.sec.gov. Additional information will be made available in the Company’s annual and quarterly reports and other filings that it makes from time to time with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Media Contact

Barbara Russo

brusso@908devices.com

Investor Contact

Carrie Mendivil

IR@908devices.com